                                                                      Exhibit 99


            WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP

                           FORM 10 - QSB JUNE 30, 1997

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

        1. Statement of Cash Available for Distribution for the three months ended June 30, 1997:

             Net Income                                              $       108,000
                 Add: Depreciation                                            51,000
                 Amortization                                                  4,000
                 Less: Cash to reserves                                     (111,000)
                                                                      ---------------
                 Cash Available for Distribution                     $        52,000
                                                                     ===============
                 Distributions allocated to General Partners         $         2,000
                                                                     ===============
                 Distributions allocated to Limited Partners         $        50,000
                                                                     ===============

        2. Fees and other compensation paid or accrued by the Partnership to the general partners, or their affiliates, during the three months ended June 30, 1997:

           Entity Receiving                               Form of
             Compensation                               Compensation                              Amount
           ----------------                             ------------                              ------
         W.P. Management
         Co., Inc.                          Property Management Fees                          $       25,000

         General Partners                   Interest in Cash Available for Distribution       $        2,000

         WFC Realty Co., Inc.
         (Initial Limited Partner)          Interest in Cash Available for Distribution       $           10


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